Item 5: Other Events

SHURGARD UPDATES POSITION ON RESTATEMENT

THIRD QUARTER SAME STORE NOI UP 5.9%

SEATTLE, WASHINGTON, November 15, 2001 . . . Shurgard Storage Centers, Inc. (NYSE:SHU), a leading self storage real estate investment trust (REIT), today reported that it has completed its previously-announced review of its independent auditors recommendation regarding the accounting treatment of four development joint ventures, and agrees that a restatement of its financial results for 1998 through the first six months of 2001 will be necessary to comply with generally accepted accounting principles (GAAP). The Company also said that it will consult with the Securities and Exchange Commission, in advance of a restatement, regarding the Company's proposed accounting treatment. Charles K. Barbo, Chairman and Chief Executive of Shurgard, said, "The accounting treatment of the development joint ventures is a complex, highly technical matter, and we believe that it is prudent to consult with the SEC to assure that our proposed accounting treatment is appropriate. Therefore we will not report the impact of that restatement today."

The Company also reported select operating results for the third quarter ended September 30, 2001. Complete financial results for the third quarter and the first nine months of 2001 will be provided when the Company restates.

Last week the Company announced the postponement until today of its third-quarter earnings release and quarterly analyst call. The postponement was a result of the Audit Committee of the Board of Directors being informed that its independent auditors believed that a restatement of the Company's earnings for 1998, 1999, 2000 and the first six months of 2001 is required because of a change in the auditors' advice regarding the accounting treatment of four development joint ventures.

Update Regarding Restatement

The Company has evaluated its independent auditors' recommendation and agrees that, according to GAAP, a change in the accounting treatment of the development joint ventures is appropriate. In reaching its decision the Company consulted another Big 5 accounting firm to evaluate the appropriate accounting treatment for the joint ventures.

The Company confirmed that three of the four development joint ventures impacted by the revised accounting treatment are now 100% owned by the Company. Therefore, the change in accounting treatment will have an impact on the future reporting of financial results of only one of these joint ventures.

The Company's request for consultation with the SEC is limited to the accounting treatment for the four development joint ventures. The Company will work expeditiously to finalize this matter.

The Company confirmed the proposed change in the accounting treatment for the joint ventures has not arisen from any change in the operations of the joint ventures, or from any improper conduct by any Company personnel, or as the result of any accounting irregularities. The Company believes that the restatement will have no material impact on Same Store net operating income, revenues, cash flows, dividends or fair value of assets in the joint ventures. The Company believes that the restatement will result in a material adverse impact on the previously reported net income.

Third Quarter Financial Results

Complete financial results for the third quarter and first nine months of 2001 will not be released until the Company files Form 10-Q for the quarter with the SEC. Same Store operating results, portfolio growth, and European operating results are not affected by ongoing consideration of technical accounting matters.

Mr. Barbo said, "During the third quarter we saw continued evidence that our stores perform well even when the US economy has stalled. We believe our business success is determined less by macroeconomic factors than by the competitive situation in each of the local markets in which we have facilities. Through calendar year 2002 we expect Same Store growth consistent with our third quarter performance of 5 to 7 percent. This growth will be realized primarily through greater operating efficiencies and stability of our year over year occupancy rates."

Same Store NOI after indirect and leasehold expense increased 5.9% over the third quarter 2000. Same Store revenue for the third quarter 2001 increased 4.5% percent over third quarter 2000. Direct operating and real estate tax expense for the Same Store group increased 2.9%, and Same Store indirect operating expenses decreased 3.4% during the third quarter compared with the same period a year earlier. Same Store average collected rental rates increased 4.6%, from $10.97 per square foot in the third quarter 2000 to $11.47 per square foot in the third quarter 2001. Average Same Store occupancy for the third quarter 2001 was 88.3%, compared to 88.8% in the third quarter 2000.

According to Harrell Beck, Shurgard's Chief Financial Officer, "The Same Store revenue and expense numbers reflect that we are starting to annualize on the large increases we saw in each category during the latter half of 2000 and the first half of 2001. We believe that the rate of FFO growth will accelerate through 2002 due to operating performance of newly-acquired stores and moderation of expense growth. As FFO will be affected by the restatement, we will not report on FFO until the restatement is finalized. However, the Company would have met the market consensus for third-quarter FFO if a restatement were not required."

Financial Results for the Nine Months Ended September 30, 2001

Same Store NOI after indirect and leasehold expense increased 9.4% over the first nine months of 2001 from $93.8 million recorded during the first nine months of 2000 to $102.6 million. Same Store revenue for the nine month year-over-year comparison period increased 7.2%. Same Store direct operating expenses increased 4.9%, and Same Store indirect operating expenses decreased 3.0% during the first nine months of 2001 compared with the same period a year earlier. Average Same Store rental rates climbed from $10.75 during the first nine months of 2000 to $11.35 during the first nine months of 2001, a 5.6% increase. Average Same Store occupancy also increased from 86% to 87% during the same comparison period.

Portfolio Growth

At the close of the quarter, Shurgard operated a global network of 455 operating properties. The total includes 398 owned, leased, or managed properties in operation in the United States and 57 in Europe.

Shurgard opened seven new storage centers in the United States during the third quarter 2001. Shurgard developed four of the new stores. Two are located in New Jersey, one in Texas, and another in Arizona. Shurgard also acquired, through a majority interest in a joint venture, two properties in Southern California developed by one of our joint venture partners. The Company also opened a new store in Florida under the tax retention operating lease structure. In Europe, Shurgard opened three new stores: one in France, one in the Netherlands, and one in Denmark. Denmark is a new market for Shurgard and the seventh country in which Shurgard operates.

At quarter's end, the Company had 12 storage centers under development in the United States, two owned by Shurgard and ten being developed pursuant to the Company's tax retention operating facility. Shurgard Europe had 17 stores under construction at the end of the third quarter 2001.

Shurgard Europe

In the third quarter 2001, Shurgard Europe Same Store revenue increased 16.8% over the third quarter 2000, translated at constant exchange rates. The Same Store rental revenue increases were a result of 9% increase in occupancy and a 2.4% increase in realized rent rates. Same Store direct operating and real estate tax expense increased 3.1% during the third quarter 2001 compared to the third quarter 2000, and indirect operating expense decreased 20.8%. Same Store NOI after indirect and leasehold expense increased 66.6% for the third quarter year-over-year comparison period. Included in the Same Store information are results from five stores that opened in December 1999 and were still in leaseup during 2000. Excluding the impact of these stores from the comparison of third quarter 2001 to third quarter 2000, rental revenue increased 16%. The 16% revenue increase was the result of an average rental rate increase of 8%, a 3% increase in occupancy, and non-recurring revenue. Excluding non-recurring revenue, the adjusted revenue increase was 12% for the third quarter. At the end of the third quarter 2001, average realized rent for the eleven stores was $15.45 and occupancy was 93%.

SSC Benelux & Co., SCA, the entity that develops, operates, and owns Shurgard storage centers in Europe issued its first quarterly earnings release in Europe today. According to Chuck Barbo, Shurgard's Chairman, "The growth and performance of Shurgard in Europe continues to satisfy our optimistic expectations. Shurgard Europe decided that the time had come for it to issue its own quarterly earnings release. Their release addresses the demand for more information about the company in Europe and helps to communicate Shurgard's industry leadership in the emerging European self storage industry. We expect that this change will begin to increase the quantity and quality of communication about Shurgard in Europe and help investors better understand the outstanding opportunity for Shurgard's growth there." The third quarter 2001 earnings release for SSC Benelux & Co., SCA, was distributed via newswire to major European markets and is also available on the Company's website.

Shurgard Storage Centers, Inc., is a real estate investment trust headquartered in Seattle, Washington. The Company specializes in all aspects of the self storage industry and operates a network of over 455 operating storage centers located throughout the United States and in Europe.

Statements in this release concerning the beliefs, expectations, intentions, future events, future performance, business prospects and business strategy in the United States and Europe, including statements regarding the earnings guidance, projected development activity, including our projected revenues, expenses and FFO projections for the third quarter and year 2001 and beyond, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on several assumptions. If any of these assumptions are not satisfied or prove to be incorrect, actual results could differ materially from those indicated in the forward-looking statements. The risks and uncertainties that may cause these forward-looking statements to prove to be incorrect include the risks that implementation of the business plan, including marketing and sales initiatives, will not be successful and that the Company's earnings, expenses or revenues may be affected by other factors, such as the risk that changes in economic conditions in the markets in which we operate, competition from new self storage facilities or other storage alternatives may cause rent to decline and may cause occupancy rates to drop, or may cause delays in rent up of newly developed properties, the risk that new developments could be delayed or reduced by zoning and permitting requirements outside of our control, increased competition for desirable sites, construction delays due to weather, unforeseen site conditions, labor shortages, personnel turnover, scheduling problems with contractors, subcontractors or suppliers, and the risk that the Company may experience increases in the cost of labor, taxes, marketing and other operating and construction expenses and the risk that, as a result of the restatement, its rating by credit rating agencies could be adversely affected and its loan covenants could be affected and uncertainty regarding the accounting treatment described in this release and any position taken by the Securities and Exchange Commission or any other regulatory body. For a discussion of additional risks and other factors that could affect these forward-looking statements and Shurgard's financial performance, see Shurgard's second quarter Form 10-Q for the quarter ended June 30, 2001 and Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC.

INDEX of TABLES TO FOLLOW:

      3rd Quarter 2001 Same Store Results

      Year-to-Date 2001 Same Store Results

      Europe 3rd Quarter 2001 Same Store Results

      Europe Year-to-Date 2001 Same Store Results

      Summary of Self Storage Properties

      Summary of European Properties

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 2934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHURGARD STORAGE CENTERS

Dated November 19,2001

By /s/ Harrell Beck

Harrell Beck, Senior Vice Presndent,

Chief Financial Officer and Treasurer